Exhibit 10.1

200   RESTRICTED STOCK UNIT AWARD

AGREEMENT EVIDENCING A GRANT OF
RESTRICTED STOCK UNITS

1.   GRANT OF UNITS.  Pursuant to the Lehman Brothers Holdings Inc. (“Holdings”) 1996 Management Ownership Plan (the “Plan”), you are hereby granted, as of          , 200   (the “Date of Grant”), the number of Restricted Stock Units (“Units”) for shares of Holdings’ common stock, par value $.10 per share (the “Common Stock”), set forth on the award statement with your name on it delivered to you herewith (which number of Units may be adjusted pursuant to Paragraph 8 below).

2.   ADDITIONAL DOCUMENTS; DEFINITIONS.  You have been provided with a copy of the Plan, which is incorporated in this instrument by reference and made a part hereof, and a copy of the Plan prospectus.  The Plan and the prospectus should be carefully examined.  In the event of any conflict or ambiguity between this instrument and the Plan, the terms of the Plan shall govern.  All capitalized terms not defined herein or on Annex A attached hereto shall have the meaning ascribed to such terms under the Plan.

3.   VESTING.  Subject to Paragraph 4, Units awarded to you hereunder shall become vested in accordance with the following vesting schedule:

•                              of the Principal Units (     % of the total award) shall become vested on          , 200  .

•              The remaining             Principal Units and all of the Discount Units (    % of the total award) shall become vested on               , 200  .

4.   ENTITLEMENT TO RECEIVE COMMON STOCK.

(a)   General Rule.  Unless otherwise set forth herein, you shall receive one share of Common Stock for each Unit that you hold on         , 200   (the “Maturity Date”) and you shall be entitled to receive freely transferable Shares of Common Stock as soon as practicable after the Maturity Date.

(b)   Effect of Detrimental Activity.  Notwithstanding any other provision of this Agreement if you engage in Detrimental Activity at any time prior to the Share Payment Date, all Units held by you shall be forfeited and canceled.

(c)   Effect of Termination.  In the event of your Termination for any reason or notification of Termination prior to                , 200  , all Units held by you shall be forfeited and cancelled.  In the event of any Termination not described in the preceding sentence, the following rules shall apply:

(i)            Voluntary Termination with Competitive Activity.  In the event of your voluntary Termination with Competitive Activity, (i) all Discount Units shall be forfeited and canceled, (ii) if such Termination occurs prior to                 , 200  , all

Principal Units shall be forfeited and canceled and (iii) if such Termination occurs on or subsequent to                , 200  , you shall be entitled to receive freely transferable shares of Common Stock for               of the Principal Units (      % of the total award).

(ii)           Voluntary Termination without Competitive Activity.  In the event of your voluntary Termination without Competitive Activity, you shall be entitled to receive (i) freely transferable shares of Common Stock for the Principal Units and (ii) freely transferable shares of Common Stock equal to       % of the Discount Units multiplied by each full year of your employment with Holdings or a Subsidiary after              , 200    and before your Termination.  However, if your Termination is a Full Career Termination, you will be entitled to receive freely transferable shares of Common Stock for all the Discount Units provided you do not engage in Competitive Activity prior to the Share Payment Date.  In the event of Competitive Activity prior to the Share Payment Date, the provisions specified in Paragraph 4(c)(i) shall apply.

(iii)          Involuntary Termination with Cause.  In the event of your involuntary Termination with Cause, all Principal Units and Discount Units shall be immediately forfeited and canceled.

(iv)          Involuntary Termination without Cause.  In the event of your involuntary Termination without Cause, you shall be entitled to receive (i) freely transferable shares of Common Stock for the Principal Units and (ii) freely transferable shares of Common Stock equal to   % of the Discount Units multiplied by each full year of your employment with Holdings or a Subsidiary after               , 200    and before your Termination.  However, if your Termination is a Full Career Termination, you will be entitled to receive freely transferable shares of Common Stock for all the Discount Units.

(v)           Retirement.  Notwithstanding the foregoing provisions of Paragraph 4(c)(i), (ii), (iii) and (iv), in the event of your Retirement and provided you do not engage in Competitive Activity or Detrimental Activity, you shall be entitled to receive freely transferable shares of Common Stock for all Principal Units and Discount Units as soon as practicable after the end of the sixth month following your Retirement.  If you engage in Competitive Activity, the provisions specified in Paragraph 4(c)(i) shall apply as of the date of your Retirement, and you shall be obligated to repay to Holdings the full gross amounts or shares received in excess of those which you would have received under Paragraph 4(c)(i).  If you engage in Detrimental Activity prior to the Share Payment Date, you shall be obligated to repay to Holdings the full gross amounts or shares you received under this Agreement.

(vi)          Termination Due to Death; Disability.  Notwithstanding the foregoing provisions of Paragraph 4(c)(i), (ii), (iii), (iv) and (v), in the event of the occurrence (i) your death or Disability or (ii) your death or Disability following a Termination described in Paragraph 4(c)(ii) or (iv) hereof, all outstanding Units held by you shall become immediately payable and you shall, as soon as practicable thereafter, receive freely transferable shares of Common Stock.

Any shares that become payable pursuant to this Paragraph 4(c) (other than Paragraph (c)(v) or (vi)) shall be issued to you on the Share Payment Date, subject to the application of Paragraph 4(b).  Notwithstanding any other provisions of this Agreement, if any payment otherwise due hereunder would have the effect of making you subject to the provisions of Code Section 409A(a)(1), such payment shall be postponed until the earliest date upon which the payment could be made without subjecting you to the provisions of Code Section 409A(a)(1).  Any remaining Units that are not payable pursuant to the provisions of the Paragraph 4(c) shall be canceled by Holdings.

(d)   Affidavit.  In the event of your Termination on or after                 , 200  , you may be requested, from time to time after your Termination, to complete and sign an affidavit with respect to Competitive Activity or Detrimental Activity, which includes representations and authorizes Holdings to verify the representations.  Any failure on your part to complete, sign and return the affidavit within 60 days may cause you to forfeit all Units held by you at that time.

5.   DIVIDEND EQUIVALENTS.  With respect to each regular cash dividend or distribution paid or made on Common Stock to holders of record on or after                 , 200  , you shall be paid cash and/or credited with a number of additional Units comparable in value to such dividend or distribution.  Such additional Units shall vest and become payable at the same time as the Units to which they are attributable.

6.   LIMITATION ON OBLIGATIONS.  Holdings’ and any Subsidiary’s obligation with respect to the Units granted hereunder is limited solely to the delivery to you of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall Holdings or any Subsidiary become obligated to pay cash in respect of such obligation (except for cash paid pursuant to Paragraphs 5 and 9 hereof).

7.   NON-ASSIGNMENT.  Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by you, except by will or the laws of descent and distribution.  If you or anyone claiming under or through you attempts to violate this Paragraph 7, such attempted violation shall be null and void and without effect, and Holdings’ obligation to issue any Common Stock hereunder shall terminate.

8.   EQUITABLE ADJUSTMENT.  In the event of a Change in Capitalization occurring on or after the Date of Grant specified above and prior to the Share Payment Date, the number and kind of shares of Common Stock which may be issued with respect to Units shall be adjusted so as to reflect such change.

9.   CHANGE IN CONTROL.  Except as set forth below, upon the occurrence of a Change in Control without the prior approval of a majority of the independent members of the Incumbent Board, your Units shall vest immediately, the sales restrictions shall lapse and shares of Common Stock shall be issued.  Except as set forth below, upon the occurrence of a Change in Control with the prior approval of a majority of the independent members of the Incumbent Board, you shall receive, in the same form of consideration as that received by shareholders generally, the lesser of (a) the undiscounted market value (at the time of grant) of the shares of Common Stock underlying your outstanding Units or (b) the price paid by an acquirer for such shares of Common Stock, and the excess, if any, of the price paid by an acquirer over such undiscounted market value shall be deferred for the shorter of (x) two years following such Change in Control or (y) the term of any remaining restrictions (the “Deferred Period”), but your Units shall remain otherwise subject to all issuance restrictions during the Deferred Period.  Neither of the foregoing shall be effective to the extent you have tender or voting rights over shares of Common Stock held in Trust with respect to any Units, in which case you would only be issued Common Stock or receive the undiscounted market value in the same form of consideration as that received by shareholders generally (and after the Deferred Period, the excess price) in respect of such Units upon successful completion of a Change in Control.

10.   TREATMENT IN BANKRUPTCY.  (a) If you are an employee of Holdings, Holdings agrees to deliver, and (b) if you are an employee of a Subsidiary, Holdings agrees to deliver to (or at the direction of) such Subsidiary, shares of Common Stock on the date when such shares are due to be delivered under this Agreement in satisfaction of each Unit granted to you hereunder.  If you are an employee of a Subsidiary, Holdings’ obligation in clause (b) of the preceding sentence is created expressly for the benefit of you, and you shall have the full right to enforce Holdings’ obligation to deliver Common Stock as if such obligation were made directly in favor of you.  All of your claims arising from, in connection with, or in any way relating to, any failure of Holdings to deliver to you, or to a Subsidiary for delivery by such Subsidiary to you, shares of Common Stock on the date when such shares are due to be delivered under this Agreement in satisfaction of each Unit granted to you shall be deemed, in the event of a bankruptcy of Holdings, to be claims for damages arising from the purchase or sale of Common Stock of Holdings, within the meaning of section 510(b) of the Bankruptcy Code and shall have in such bankruptcy the same priority as, and no greater priority than, common stock interests in Holdings.

11.   AMENDMENT.  The terms of this Agreement may be amended from time to time by the Committee in its sole discretion in any manner that it deems appropriate, provided, however, that no such amendment shall, without your consent, diminish your rights under this Agreement.

12.   BINDING ACTIONS.  Any action taken or decision made by the Committee or its designees arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on you and all persons claiming under or through you.  By accepting this grant or other benefit under the Plan, you and each person claiming under or through you shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or its designees.

13.   NO RIGHT TO CONTINUED EMPLOYMENT.  The grant of Units shall not confer on you any right to be retained in the employ of Holdings or a subsidiary, or to receive subsequent Units or other awards under the Plan.  The right of Holdings or any subsidiary to terminate your employment with it at any time or as otherwise provided by any agreement between Holdings or any subsidiary and you is specifically reserved.

14.   APPLICABLE LAW.  The validity, construction, interpretation, administration, and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

15.   WITHHOLDING/DEDUCTIONS.  Holdings shall have the right to deduct applicable taxes from all amounts payable to you.  It shall be a condition to the obligation of Holdings to issue shares of Common Stock hereunder (a) that you (or, in event of your death, your estate or any person who acquires the right to this award by bequest or inheritance or otherwise by reason of your death) pay to Holdings or its designee, upon its demand, in accordance with the Plan, either in the form of cash or freely transferable shares of Common Stock such amount as may be required by law for the purpose of satisfying its obligation or the obligation of any other person to withhold any taxes required by law which are incurred by reason of the issuance of such shares of Common Stock, and (b) that you (or, in the event of your death, your estate or any person who acquires the right to this award by bequest or inheritance or otherwise by reason of your death) provide Holdings with any forms, documents or other information reasonably required by Holdings in connection with the grant.  If the amount requested for the purpose of satisfying the withholding obligation is not paid, Holdings may refuse to issue shares of Common Stock and/or related dividend equivalents or take any other action it deems necessary to fulfill the withholding obligation.  Holdings shall further have the right to deduct from all amounts remaining payable to you after satisfaction of the minimum statutory withholding obligations described above, the amount of any deficit, debt, tax obligation or other liability or obligation of any kind which you may at that time have with respect to Holdings or any Subsidiary.

ANNEX A

DEFINITIONS

“Cause” means a material breach by a person of an employment contract between the person and Holdings or any Subsidiary, failure by a person to devote substantially all business time exclusively to the performance of his or her duties for Holdings or any Subsidiary, willful misconduct, dishonesty related to the business and affairs of Holdings or any Subsidiary, conviction of a felony or of a misdemeanor constituting a statutory disqualification under U.S. securities laws (or failure to contest prosecution for a felony or such a misdemeanor), habitual or gross negligence in the performance of the person’s duties, solicitation of employees of Holdings or any Subsidiary to work at another company, improper use or disclosure of confidential information, the violation of policies and practices adopted by Holdings or any Subsidiary including, but not limited to the Code of Conduct, or a material violation of the conflict of interest, proprietary information or business ethics policies of Holdings or any Subsidiary.

“Change in Capitalization” means the occurrence of a circumstance described in Section 14 of the Plan.

“Committee” shall mean the Compensation and Benefits Committee of the Incumbent Board (see definition of Change in Control in the Plan).

“Competitive Activity” means involvement (whether as an employee, proprietor, consultant or otherwise) with any person or entity (including any company and its affiliates) engaged in any business activity which is materially competitive with any business carried on by Holdings or any of its Subsidiaries or affiliates on the date of termination of a person’s employment with Holdings and any of its Subsidiaries, as determined in the sole discretion of the Committee.

“Detrimental Activity” means at any time (i) using confidential information received during a person’s employment with Holdings or any Subsidiary, their affiliates or their clients, in breach of such person’s obligations to keep such information confidential; (ii) directly or indirectly persuading or attempting to persuade, by any means, any employee of Holdings or any Subsidiary to terminate employment with any of the foregoing or to breach any of the terms of his or her employment with the foregoing; (iii) directly or indirectly making any statement that is, or could be, disparaging of Holdings, its Subsidiaries or affiliates, or any of their employees (except as necessary to respond truthfully to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process); or (iv) directly or indirectly engaging in any activity that is substantially injurious to the financial condition, reputation, or goodwill of Holdings or its Subsidiaries or affiliates, in each case as determined in the sole discretion of the Committee.

“Disability” means a disability under both the Long-Term Disability Insurance Plan and the Social Security Act.

“Discount Units” shall mean the number of Units (and any dividend equivalents related thereto) related to the       % discount upon issuance of the award.

“Full Career Termination” means a Termination when (i) a person has at least 20 years of service or (ii) a person meets all of the following criteria: (x) the person’s age plus years of service with Holdings or any subsidiary equals at least 65, (y) the person is at least 45 years old, and (z) the person has at least 10 years of service with Holdings or any subsidiary.

“Principal Units” shall mean the number of Units (and any dividend equivalents related thereto) related to the undiscounted base portion of the award (       % of the total number of units awarded).

“Retirement” shall mean a Termination of employment which meets the criteria for retirement under Holdings’ qualified defined benefit pension plan, provided that the person has signed an agreement not to engage in Competitive Activity or Detrimental Activity, in a form prescribed in the sole discretion of the Committee.

“Share Payment Date” means as soon as practicable after the earlier of (a) the Maturity Date or (b) the completion of the fiscal quarter following the one-year anniversary of termination of employment.

“Termination” means the end of employment with Holdings or a Subsidiary.  The date of Termination and the reason for Termination are as determined in the sole discretion of the Committee.

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